UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01                 Entry into a Material Definitive Agreement.

On December 29, 2017, Pandora Media, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement"), by and among the Company and Pandora Media California, LLC, a wholly owned subsidiary of the Company, the lenders from time to time party thereto, Wells Fargo Bank, National Association, a national banking association ("Wells Fargo"), as administrative agent for each member of the Lender Group and the Bank Product Providers, as defined therein, JPMorgan Chase Bank, N.A. ("JPM"), Morgan Stanley Senior Funding, Inc. ("MSSF") and Wells Fargo as joint lead arrangers, and JPM, MSSF, and Wells Fargo as joint book runners.

Pursuant to the Credit Agreement, the lenders committed to the Company a secured revolving credit facility of up to $200,000,000 with the potential for a subsequent incremental increase of up to $50,000,000. Prior to entering into the Credit Agreement, the Company terminated its previous credit facility under that certain Credit Agreement, dated as of May 13, 2011, as amended and restated as of December 21, 2015, and as further amended by the Limited Consent and Conditional Release Agreement dated as of July 17, 2017, among the Company, the lenders party thereto and JPM, as administrative agent.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: January 4, 2018	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary